SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 7, 2008

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	98-0434357
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3240 El Camino Real, Suite 230, Irvine, CA  92602

(Address of Principal Executive Offices)(Zip Code)

(714) 824-3000

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01— Entry into a Material Definitive Agreement.

On January 8, 2008, DigitalPost Interactive, Inc. (the “Registrant”) entered into an agreement with Mitsubishi Digital Electronics America, Inc. (“Partner”), a subsidiary of Mitsubishi Electric Corporation, a worldwide leader in premium quality imaging and presentation products. Under the terms of the agreement, Partner agrees to market family themed versions of the Registrant’s subscription-based family websites to its customers and users, through several channels including their in-store photo kiosks.

The Registrant agrees to pay Partner forty percent of the ongoing monthly subscription fees received by the Registrant for active, paying subscriptions during the term of the agreement and the Registrant agrees to pay Partner twenty percent of all photo-related products that are purchased by the subscriber.  The agreement is for a term of two years and automatically renews for successive one year terms.

Item 9.01—Financial Statement and Exhibits

99.01            Agreement between DigitalPost Interactive, Inc. and Mitsubishi Digital Electronics America, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

```	By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer, President and Sole Director

Date:       January 8, 2008

Exhibit 99.01

COOPERATIVE MARKETING SERVICES AGREEMENT

This Cooperative Marketing Services Agreement (this “Agreement”) is effective as of the date of the later signature below, (“Effective Date”) is by Mitsubishi Digital Electronics America, Inc. (“MDEA”) a Delaware corporation with its principal place of business at 9351 Jeronimo Road, Irvine, CA 92618 and DigitalPost Interactive (“DPI”), a Nevada corporation with its principal place of business at 3240 El Camino Real, Irvine, CA 92602. The parties to this Agreement may be collectively referred to hereinafter as the “Parties” or individually as a “Party”.
The Parties desire to enter into a business relationship in accordance with the terms and conditions of this Agreement, and intending to be legally bound, hereby agree as follows:

1.            Definitions.

A)            “FW Service” shall mean all versions of the co-branded family website service application that is developed, hosted and provided by DPI pursuant to this Agreement.

B)            “Customer” shall mean an individual or entity that has acquired and activated the co-branded FW service, as a direct result of MDEA’s sales and marketing efforts.

C)            “Paid Activation” shall mean an FW Service account activation made by a Customer in which Customer’s payment information has been validated and at least one (1) payment has been successfully received from Customer.

2.            Relationship of the Parties.  It is understood that each Party is an independent entity.  Nothing in this Agreement shall be construed to constitute MDEA or DPI as an employee or agent of the other or to create any rights other than the rights described in this Agreement.  This Agreement does not constitute a franchise or a joint venture.  Neither Party shall have the power to obligate the other for any expenses or other obligation without the prior written approval of the other Party.

3.            MDEA Responsibilities.

A)            MDEA shall use its commercially reasonable efforts to actively promote and sell the co-branded Family Website service as provided by DPI via its website(s), email and advertising, as well as by any other manner that is customary for MDEA.

B)            MDEA may implement one of the following marketing initiatives and others: (i) Kiosk promotion; (ii)In-store point of purchase signage at retail clients; (iii) Website of MDEA and MDEA’s retail clients; (iv) Banner Ads and Online Contests; (v) Email Newsletters; (vi) Forum Posts; (vii) Reviews; (viii) MDEA Catalogs; and (ix) MDEA Stores

C)            MDEA shall provide commercially reasonable cooperation to DPI in jointly developing marketing materials with the appropriate value proposition and key messages that may be used to effectively promote the FW using MDEA’s logo to MDEA’s client base.

D)            MDEA shall begin its efforts to promote the FW Service on MDEA’s Kiosks and through other marketing initiatives website(s) within thirty (30) days of the Effective Date of this Agreement.

E)            MDEA shall obtain written approval from DPI for all marketing collateral in which DPI is mentioned.

4.            DPI Responsibilities.

A)               DPI shall host and maintain the co-branded Family Service subscription website, and shall be solely responsible for the content and operation of such website.

B)               DPI shall obtain prior written approval from MDEA for all marketing collateral in which MDEA is mentioned.

C)               DPI shall provide an MDEA-branded shopping cart on the FW Service subscription website that will allow tracking of Customer sign ups for revenue sharing purposes.

D)               DPI shall be responsible for all billing, invoicing and fee collection from Customers who choose to upgrade to the FW subscription service.

E)               DPI shall use its best efforts to work with MDEA’s designated integration team to ensure that A) log in/password information is carried through from MDEA’s designated website to the FW Service subscription website and B) new design templates can be added to the FW Service subscription website.

5.               Mutual Responsibilities.

A)            Each Party agrees to identify a coordinator with overall responsibility for ensuring the success of the relationship. Coordinators can be changed by their respective employers in the sole discretion of the employer.

B)            The Parties shall use their commercially reasonable efforts to conduct ongoing marketing and planning initiatives as mutually deemed appropriate, to review strategies, direction, and customer requirements.

6.            Revenue Sharing.

A)            Subscription Revenue Share.  DPI agrees to pay MDEA forty percent (40%) of the ongoing monthly net fees received by DPI for active, paying Customer subscriptions for the FW Service during the Term of this Agreement.  Upon termination or cancellation of the Agreement by either Party, for a period of ninety (90) days after the effective date of such termination DPI shall continue to pay MDEA forty percent (40%) of the net fees received by DPI for active, paying Customer subscriptions for the FW Service that were generated through the efforts of MDEA during the term of this Agreement.

B)            Photo Merchandise Revenue Share. DPI agrees to pay MDEA twenty percent (20%) of the gross revenue generated from sales on all photo-related products that are sold through the co-branded FW Service during the Term of this Agreement.  Upon termination or cancellation of the Agreement by either Party, for a period of ninety (90) days DPI shall continue to pay MDEA twenty percent (20%) of the gross revenues received by DPI for photo-related products sold through the co-branded FW Service during the term of this Agreement.

C)            Payment.  In the case of payments due in connection with A) above DPI shall pay MDEA on or about the 15th day of the calendar quarter following completion of successful Customer paid activation.  In the case of payments due in connection with B) above DPI shall pay MDEA on or about the 15th day of the month following the photo merchandise transactions.  DPI agrees to maintain complete and accurate books and records relating to its payment obligations.  MDEA shall have the right to conduct, at its expense and no more than once in any six-month period, an audit of DPI’s books and records by an independent accounting firm in accordance with generally accepted auditing standards during regular business hours upon at least ten (10) business days’ advance notice.  Audits shall be for the purpose of determining whether amounts payable have been properly calculated and paid.  In the event that such an audit reveals any underpayment, MDEA shall be reimbursed for all underpaid amounts and that audit shall not count toward the limit of no more than one audit in any six-month period.

7.            Term And Termination.

A)            This agreement shall commence on the Effective Date and shall continue in force for two (2) years subject to termination as provided below. Following this period, Agreement shall automatically renew for successive one (1) year terms unless either Party elects by written notice to terminate the Agreement with 60 days written notice prior to renewal period.

B)      Either Party may terminate this Agreement upon ninety (90) days written notice to the other Party.

C)      Upon termination of this Agreement, each Party shall return or destroy the other Party’s confidential information, cease any use of the other Party’s name, products or services, or product literature, and terminate any links from its website(s) any description, review or other reference to either Party’s website(s); provided that the terms of the confidentiality agreement between the Parties shall survive termination of this Agreement according to its terms.

8.            Confidentiality.                   Neither Party (each, a “Recipient”) shall disclose to any third party or use for its own benefit the other Party’s (each, a “Discloser”) proprietary or confidential information except as authorized by the Discloser.  All confidential information of the Discloser shall remain the sole property of the Discloser.  This provision does not apply to information which the Recipient lawfully receives from a third party having no obligation of confidentiality or which the Recipient independently develops.  Each Party represents that each of its employees having access to the other’s confidential information will, prior to receiving such information from the Recipient, have executed a customary non-disclosure agreement with the Recipient.  These restrictions and obligations shall remain in effect for a period of three (3) years from the date this Agreement is terminated or expires.

9.            Non-Exclusivity.     This Agreement does not impose upon either Party an obligation to exclusively work with the other in any aspects of marketing related to their respective products and services, or to participate exclusively in any particular marketing effort proposed by the other.  Subject only to compliance with the terms of a confidentiality agreement between them with respect to confidential information, the Parties agree they may engage in marketing efforts with third Parties, even if such marketing efforts conflict with the subject matter of this Agreement or compete with the other Party’s products or services.

10.            Intellectual Property. This Agreement does not constitute a license, express or implied, by either Party to the other Party to make, have made, use, reproduce, distribute, display or perform any of such Party’s intellectual property rights, including but not limited to patents, copyrights, trademarks or trade secrets.  All rights not expressly granted to either Party by the other in this Agreement are reserved by such other Party.

11.            Trademarks And Tradenames.

A)            Rights in Trademarks.  Both Parties acknowledge that the other Party is the licensee or owner of all right, title and interest in and to its name and certain related designs associated therewith (“Trademarks”), together with any new or revised names or materials which the Trademark owner may adopt to identify it or any of its Services during the Term, and each Party agrees not to adopt or use any of the other Party’s Trademarks in any manner whatsoever except as expressly provided in this Agreement.

B)            License to Use Trademarks.  Each Party hereby grants to the other Party a non-exclusive license during the Term to use their Trademarks, provided that they are used solely in connection with the marketing of their Services and in accordance with the Trademark owner’s specifications as to style, color and typeface and other usage restrictions.  Upon expiration or termination of this Agreement, each Party will take all action necessary to transfer and assign to the Trademark owner, or its nominee, any right, title or interest in or to any of the Trademarks, or the goodwill related thereto, which the non-Trademark owner Party may have acquired in any manner as a result of the marketing of the Trademark owner’s Services under this Agreement and shall cease to use any Trademark of the other Party.  Each Party hereby agrees to notify the other Party immediately if any infringement or potential infringement of any Trademark is made known to the notifying Party.

12.            Warranty, Indemnity  And Limited Liability.

A)            DPI shall furnish Customer with its standard warranty in effect at the time, if any, covering the FW Service. Such warranty shall run exclusively to the Customer, and not to MDEA.

B)            This Agreement shall not require DPI to violate any obligation to, confidence of or rights of any third party, including, but not limited to, any patent, copyright, trade secret, trademark or any other legal or equitable rights.

C)            DPI is and will be solely responsible for any service agreements with third parties as necessary to perform its obligations under this Agreement, and agrees that such third party service agreements will contain appropriate and adequate provisions as may be determined by MDEA in its reasonable discretion regarding protection of MDEA confidential information, intellectual property rights and other rights. DPI will provide copies of such third party service agreements to MDEA upon request. DPI will indemnify MDEA from and against any claims, losses, costs, damages, expenses or liabilities (including reasonable attorneys’ fees) arising out of the entry into or performance of any such third party service agreements.

D)            DPI also warrants to MDEA that the performance of its obligations hereunder will be performed in a first-class, professional manner, in strict compliance with this Agreement, and with the care, skill, and diligence, and in accordance with the applicable standards, currently recognized in DPI’s profession or industry.  If DPI fails to meet applicable professional standards, then DPI will, without additional compensation, promptly correct or revise any errors or deficiencies in such performance hereunder.

E)            DPI shall indemnify and hold MDEA harmless from any claims, losses, costs, damages, expenses or liabilities (including reasonable attorneys’ fees) that result from any unauthorized, wrongful or negligent action on the part of DPI or any of its personnel or agents relating to the performance of this Agreement.  DPI shall defend and indemnify MDEA from and against any claims, losses, costs, damages, expenses or liabilities (including reasonable attorneys’ fees) arising out of any claim or action that the FW Service or any materials delivered to MDEA or used in connection with the performance of the FW Service infringes a patent, copyright or intellectual property right of a third party.

F)            NEITHER PARTY, UNDER ANY CIRCUMSTANCES, SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO LOST PROFITS, LOSS OF GOODWILL, OR FOR EXPENDITURES MADE OR COMMITTED TO BY THE OTHER PARTY IN RELIANCE UPON CONTINUATION OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

13.            Notices.                       All notices by either Party given under this Agreement shall be in writing and shall be hand delivered or sent certified mail, return receipt requested or by overnight courier. Notice may be given by facsimile if confirmed in writing by first class mail, postage pre-paid or by overnight courier. Notices to each Party shall be given at their respective addresses first above written.

14.            Assignment.                       Neither Party shall assign any of its rights, interests or obligations under this Agreement to a third party without the other Party’s prior written consent.

15.            Applicable Law and Dispute Resolution.                    This Agreement shall be governed by and construed according to the laws of the State of California. all disputes or controversies arising out of or in any manner relating to this Agreement that the parties do not resolve in good faith within ten days after either party notifies the other of its desire to arbitrate such disputes or controversies shall be settled by arbitration by the American Arbitration Association (“AAA”) before a single arbitrator in accordance with its then standard prevailing commercial rules, as modified or supplemented by this section.  The arbitration shall be held in Orange County, California.  The arbitration award shall be in writing and shall specify the factual and legal bases of such award.  The arbitration award shall be final and binding, and a judgment consistent therewith may be entered by any court of competent jurisdiction.  The parties agree that the arbitration award shall be treated confidentially, and the parties shall not, except as otherwise required by law or court order, disclose the arbitration award to any third party, excluding personnel in their affiliated companies and their attorneys and accountants with a need to know, provided that such recipients agree to be bound by the same restrictions as are contained in this Agreement.  The arbitrator shall not have the power to render an award of punitive damages.  To the extent of any conflict, this section shall supersede and control AAA rules.  Nothing in this section shall be construed to preclude or in any way prohibit either party from seeking any provisional remedy, such as injunction or a temporary restraining order, to enforce Sections 8, 10 11, 12 and 14 of this Agreement.  Except as provided in this section, neither party shall have the right to take depositions or obtain discovery of documents or other information that is relevant to the subject matter of any arbitration required under subsection (a) hereof.  After the appointment of the arbitrator, the parties shall agree on (1) a reasonable number of and schedule for depositions that the parties may take and (2) a reasonable scope and schedule for the production of documents or other information that is relevant to the subject matter of the arbitration.  If the parties cannot reach agreement on the number of depositions, the scope of production of documents or other information or the schedule therefor, then the arbitrator shall make such determinations.  All discovery shall be completed no later than thirty (30) days prior to the arbitration hearing.  The arbitrator shall have the power to enforce any discovery agreed upon by the parties or otherwise required to be taken pursuant to this section by imposing the same terms, conditions, sanctions and penalties as can be or may be imposed in like circumstances in a civil action before the California State Circuit Court, except the power to order the arrest or imprisonment of a person.  No later than thirty (30) days prior to the arbitration hearing, each party shall produce to the other party lists of the witnesses, documents and other information that such party intends to use at the arbitration hearing.

16.            Severability.                Any provision of this Agreement which is adjudged to be illegal, invalid or unenforceable in any respect shall not affect any other provision of this Agreement and the balance of the Agreement shall continue in full force and effect.

17.            Entire Agreement.                This Agreement, including any Attachments hereto, supersedes all other agreements and representations, express or implied, written or oral, between the Parties with respect to the subject matter of this Agreement. This Agreement shall not be changed or modified except in a writing signed by duly authorized personnel of each Party.

18.            Headings.             The sections and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

19.            Force Majeure.            Neither Party shall be liable for any failure or delay in its performance under this Agreement due to causes, including, but not limited to, an act of God, act of civil or military authority, fire, epidemic, flood, earthquake, riot, war sabotage, labor shortage or dispute, and governmental action, which are beyond its reasonable control.

20.            Publicity.          Subject to the other party’s prior written approval, which shall not be unreasonably withheld, either Party may issue a press release or make statements to the press or general public regarding this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

DigitalPost Interactive, Inc.                                                          Mitsubishi Digital ElectronicsAmerica, Inc.

By:                                             By:

Printed Name:                      Printed Name:

Title:                                                         Title:

Date:                                                  Date:

ATTACHMENT A
FW SERVICE

FW SERVICE DESCRIPTION

DPI shall offer the following FW Service levels or their reasonable equivalent:

A)            A free trial subscription, which is defined as a service package that includes storage of 100 photos and 30 seconds of video clips. Each of these free trial subscriptions will be sustained for thirty (30) days, whereupon the consumer must upgrade to a paid subscription model to maintain the FW service or the FW service will expire.

B)            A paid FW subscription model, with three package options:

    (1) Standard package, which includes 1,000 family photos and 5 minutes of video clips priced at $4.95 per month;

    (2) Classic package, which includes 2,500 family photos and 30 minutes of video clips priced at $8.95 per month;

    (3) Premium package, which includes unlimited storage of photos and video clips, and family email address priced  at $11.95 per month.

C)            Customer shall pay the paid FW subscription fee through an ecommerce shopping cart that is hosted by DPI and resides within MDEA’s website.  The Parties agree that service elements and pricing may be adjusted from time to time, based on market conditions and other factors. Such adjustments must be noted in writing and be mutually agreed upon.

SERVICE LEVEL GUARANTEE

A)            Coverage.  DPI’s service level guarantee applies to any Customer that has at least one uploaded photo album within FW at the time of a service outage.

B)            Service Level Specifications.  DPI endeavors to have the FW Service available for http access in any part in the world 99.9% of the time.  Network downtime (unavailability) shall be defined as one hundred percent (100%) packet loss and shall be measured on a monthly basis.  Downtime is measured beginning ten (10) minutes after DPI is verbally notified of the downtime by phone.  Reports of network downtime via email or fax are not accepted under the Agreement.  DPI’s administrators shall determine the end of the downtime by a trace route to the affected computer.

C)            Credits.                       For every sixty (60) minutes of continuous downtime in excess of DPI’s 99.9% monthly uptime guarantee, Customer will be entitled to a ten percent (10%) credit of the monthly service fees, with the maximum credit not to exceed fifty percent (50%) of the monthly service fees for the affected month.  In order to receive a credit, a credit request must be made within seven (7) days after the downtime was experienced.  Monthly service fee credit shall be the sole and exclusive remedy in the event of downtime.

D)            Restrictions.                                 Credits shall not be provided in the event that downtime results from any of the following: i) Scheduled and emergency maintenance and upgrades; ii) MDEA or Customer behavior or failure of MDEA or Customer’s equipment, facilities or applications; or iii)  Reasons of Force Majeure as defined below.

E)            Customer Service.  On issues of a non-technical matter, DPI will provide MDEA with support via phone and e-mail for all requests relating to FW Service.  MDEA shall provide first-level customer support for calls pertaining to FW Service. MDEA has the ability to access its customers’ data for FW service.